                                                                    EXHIBIT 23.6

                                    CONSENT

  I, James B. Powell, hereby consent to being named as a person who will become a director of National Health Laboratories Holdings Inc. in the Proxy Statement/Prospectus included in the Registration Statement on Forms S-4/S-3 to which this consent is an exhibit.

                                                  /s/ James B. Powell
Dated: March 29, 1995                    -------------------------------------
                                                    James B. Powell